EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-85217 of Stage Stores, Inc. on Form S-8 of our report dated March 12, 2002, appearing in this Annual Report on Form 10-K of Stage Stores, Inc. for the year ended February 2, 2002.

DELOITTE & TOUCHE LLP
Houston, Texas

April 10, 2002